SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant                           ( X )

Filed by a Party other than the Registrant        (   )

Check the appropriate box:

(    )    Preliminary Proxy Statement

(    )    Confidential, for use of the Commission Only (as permitted by Rule
          14a-4(e) (2))

( X  )    Definitive Proxy Statement

(    )    Definitive Additional Materials

(    )    Soliciting Material Pursuant to Section 240.14a-12

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                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211


                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS


                                           Portland, Oregon, April 17, 1998

To the Shareholders:

         The 1998 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in the Lloyd Center Ballroom of the DoubleTree Hotel Lloyd Center (formerly the Red Lion Inn), 1000 N. E. Multnomah Street, Portland, Oregon, on Thursday, May 28, 1998, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

(1)      to elect four Class II directors to a term of three years;

(2)      to elect independent auditors for the year 1998; and

(3) to transact such other business as may properly come before the meeting or any adjournment thereof.

         Holders of Common Stock of record at the close of business on April 9, 1998 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

         The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan to vote any shares held for shareholders' benefit under this Plan, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING.

         WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                                    By Order of the Board of Directors,


                                    /s/ C. J. Rue
                                    Secretary


                          NORTHWEST NATURAL GAS COMPANY
                               ONE PACIFIC SQUARE
                             220 N.W. SECOND AVENUE
                             PORTLAND, OREGON 97209
                                 (503) 226-4211

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1998


                                 PROXY STATEMENT

         The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in the Lloyd Center Ballroom of the DoubleTree Hotel Lloyd Center (formerly the Red Lion Inn), 1000 N.E. Multnomah Street, Portland, Oregon, on Thursday, May 28, 1998, at 2:00 p.m., Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly.

         The Company's Annual Report for the fiscal year ended December 31, 1997, including audited financial statements, has been mailed to all shareholders. This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 17, 1998.

         All shares represented by proxies which have been properly executed and returned to the management will be voted at the meeting. Where a shareholder eligible to vote specifies a choice by means of the ballot space provided in the proxy, the shares will be voted in accordance with the specification so made. If no specification is made, such shares will be voted FOR Items 1 and 2, and may be cumulatively voted for the election of directors. The proxy may be revoked by you at any time before it is exercised by delivering to the Company a later dated proxy, by giving written notice of revocation to the Secretary of the Company at the address shown above, or by attending the meeting and voting your shares in person.

         The close of business on April 9, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                        VOTING SECURITIES OF THE COMPANY

         The 22,930,279 shares of Common Stock outstanding on March 20, 1998 were held by about 9,900 shareholders residing in 50 states and a number of foreign countries.

         Each holder of Common Stock of record at the close of business on April 9, 1998 will be entitled to one vote for each share of Common Stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.

         A majority of the shares of Common Stock outstanding at the close of business on April 9, 1998 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

         The holders of Preferred Stock do not participate in the election of directors unless Preferred dividends are in arrears (none are in arrears). The holders of the Preference Stock do not participate in the election of directors.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES HELD, TO SIGN AND RETURN YOUR PROXY.

ITEM 1 - ELECTION OF DIRECTORS

         The Company's Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by resolution adopted by the Board. The Board has fixed the number of directors at twelve. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible.

         Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of Class II directors expires with this Annual Meeting of Shareholders. Messrs. Tod R. Hamachek, Wayne D. Kuni and Russell F. Tromley and Ms. Melody C. Teppola are nominees for election to the Board as Class II directors to serve until the 2001 Annual Meeting or until their successors have been duly elected and qualified. Each of the nominees was elected by the shareholders at the 1995 Annual Meeting. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

         Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for either directors or proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES LISTED BELOW.

            INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

                                    CLASS II

                       (FOR A THREE-YEAR TERM ENDING 2001)

----------------    TOD R. HAMACHEK
(Photo appears
here)               Chairman and Chief Executive Officer, Penwest
----------------    Pharmaceuticals Company
                    Patterson, New York
                    Age: 52
                    Director since: 1986
                    Board Committees: Pension, Retirement, Organization and
                    Executive Compensation (Chairman)

         Since 1985, Mr. Hamachek has served as President and Chief Executive Officer of Penford Corporation (formerly Penwest, Ltd.), a diversified producer of specialty paper, food starches and pharmaceutical ingredients. In October 1997, Mr. Hamachek was appointed Chairman and Chief Executive Officer of Penwest Pharmaceuticals Company which is engaged in the formulation and development of oral controlled release pharmaceutical products using its proprietary delivery technology. It is also engaged in the manufacture and distribution of pharmaceutical excipients, the inactive ingredients in drug tablets, to major pharmaceutical companies worldwide. He plans to resign his position with Penford Corporation upon the completion of an initial public offering of Penwest Pharmaceuticals Company's common stock. He is a director of Penwest Pharmaceuticals, Penford, Dekalb Genetics Corporation, The Seattle Times Company and The Blethen Corporation (the majority owner of The Seattle Times). Mr. Hamachek is a trustee and/or director of Williams College and The Seattle Foundation. He is a graduate of Williams College and the Harvard Business School.


----------------    WAYNE D. KUNI
(Photo appears
here)               Chairman and Chief Executive Officer, Kuni Enterprises,
---------------     Beaverton, Oregon
                    Age:  67
                    Director since: 1980
                    Board Committees: Executive, Audit (Chairman), Finance,
                    Organization and Executive Compensation

         Mr. Kuni is the founder, Chairman, CEO and principal shareholder of Kuni Enterprises, which owns Cadillac, Lexus, BMW and other automobile dealerships in Oregon, Colorado and California. He is past president of the Oregon Automobile Dealers Association, the Portland Chamber of Commerce and the Arlington Club. He is a member of the Boards of Trustees of Linfield College and the Oregon Health Sciences Foundation, and serves on the Board of Keller Enterprises. He is Chairman Emeritus of the Board of Governors of the Portland Shriners Hospital. Mr. Kuni is a graduate in business administration from the General Motors Institute, Flint, Michigan.

---------------     MELODY C. TEPPOLA
(Photo appears
here)               Managing Partner, National Builders Hardware Company,
---------------     Portland
                    Age:  55
                    Director since: 1987
                    Board Committees:  Executive, Pension, Retirement,
                    Environmental Policy

         Ms. Teppola has been associated with National Builders Hardware Company, a regional and national distributor of builders hardware, woodworking machinery and decorative plumbing, since 1965. Her community activities have focused on art, education and advocacy for women and children. She is a member of the Marquam Hill Steering Committee of the Oregon Health Sciences University, the Public Art Advisory Committee of the Regional Arts and Cultural Council, and the advisory board of the Port of Portland Mentor Program. Ms. Teppola is a Mills College graduate.

---------------     RUSSELL F. TROMLEY
(Photo appears
here)               President and Chief Executive Officer, Tromley Industrial
---------------     Holdings, Inc., Tualatin, Oregon
                    Age:  58
                    Director since: 1994
                    Board Committees: Audit, Finance

         Mr. Tromley has served as President and Chief Executive Officer of Tromley Industrial Holdings, Inc., since its formation in 1990. Tromley Industrial Holdings is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investments. Mr. Tromley is a past president of the Casting Industry Suppliers Association and of the Arlington Club, and is a non-lawyer arbitrator for the Oregon State Bar Association. He is a founding director of The Bank of the Northwest, and also serves as a director of the Evans Scholars Foundation and the Western Golf Association. Mr. Tromley attended the University of Washington and the Harvard Business School.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                     CLASS I
                               (TERM ENDING 2000)

---------------     RICHARD B. KELLER
(Photo appears
here)               President and Chief Executive Officer, Keller Enterprises
---------------     Inc., Portland
                    Age:  69
                    Director since: 1983
                    Board Committees: Executive, Pension (Chairman), Retirement
                    (Chairman), Organization and Executive Compensation

         Since 1975, Mr. Keller has served as the President and CEO of Keller Enterprises Inc., a holding company. He is also the President of High Point Management, Inc., the General Partner of High Point Keller Limited Partnership, which invests in telecommunications. He is a member of the Board of Crown Pacific Management L.P., the Managing General Partner of Crown Pacific Partners, L.P., and a life trustee of the Oregon Graduate Institute and Lewis & Clark College. Mr. Keller is a graduate of the United States Military Academy and the Harvard Business School.

---------------     RANDALL C. PAPE
(Photo appears
here)               President and Chief Executive Officer, The Pape Group, Inc.,
---------------     Eugene, Oregon
                    Age:  47
                    Director since: 1996
                    Board Committees: Audit, Environmental Policy, Finance

         Since 1981, Mr. Pape has served as President, Chief Executive Officer, and director of The Pape Group, Inc., a holding company for Pape Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Industrial Finance Corporation and Pape Properties, Inc. He also serves as President, CEO and director of Liberty Financial Group, a holding company for Liberty Federal Bank SB, EcoSort LLC, and Sanipac, Inc. He is also a partner in Pape Investment Company. Mr. Pape serves as a director of Mt. Bachelor, Inc. and Obie Media Corporation, and as a trustee of the University of Oregon Foundation and The Nature Conservancy of Oregon. He currently serves as President of the Oregon Trail Council of the Boy Scouts of America and is a member of the Valley Leadership Council for the Oregon Community Foundation. He is a graduate of the University of Oregon.


---------------     ROBERT L. RIDGLEY
(Photo appears
here)               Chairman of the Board of the Company, Portland
---------------     Age:  64
                    Director since: 1984
                    Board Committee: Executive

         Mr. Ridgley served as President and Chief Executive Officer of the Company from January 1, 1985 until March 1, 1996 when he became Chairman of the Board and CEO. He retired as CEO on December 31, 1996, but continues to serve as Chairman of the Board. He is a director of Kaiser Foundation Hospitals and the Kaiser Foundation Health Plan, and is a past Chairman of the Oregon Business Council, the American Gas Association, the Pacific Coast Gas Association and the Portland Area Chamber of Commerce. Mr. Ridgley serves as a director of Associated Oregon Industries and the Oregon Independent College Foundation, as Chairman of the Oregon Chapter of The Nature Conservancy and as a trustee of the Oregon Health Sciences Foundation. He is a graduate of Cornell University and the Harvard Law School.

---------------     DWIGHT A. SANGREY
(Photo appears
here)               President and Chief Executive Officer, Santa Fe
---------------     Technologies, Inc., Vancouver, Washington
                    Age: 57
                    Director since: 1992
                    Board Committees: Environmental Policy (Chairman), Pension,
                    Retirement

         In 1997, Mr. Sangrey was appointed President and Chief Executive Officer of Santa Fe Technologies, Inc., an international company offering information technology products and services for the transportation industry. From 1995 until he assumed his present position, he served as President and CEO of Fraction Biologics, LLC, an advanced biotechnology firm which produces and markets pharmaceutical products. From 1988 until 1994, he was President of the Oregon Graduate Institute of Science & Technology (OGI), and was Professor of Environmental Science and Engineering at OGI until 1995. He is a board member of Northwest NeuroLogic, Inc., Pacific University and Saturday Academy and also serves on several national education and science policy committees. Mr. Sangrey is a graduate of Lafayette College, the University of Massachusetts and Cornell University.


                                    CLASS III
                               (TERM ENDING 1999)

---------------     MARY ARNSTAD
(Photo appears
here)               President and Chief Executive Officer, Broken Top, Inc.,
---------------     Bend, Oregon
                    Age:  49
                    Director since: 1992
                    Board Committees: Audit, Environmental Policy

         In January 1998, Ms. Arnstad was named President and CEO of Broken Top, Inc., a golf club and residential community development located in Bend, Oregon. In 1997, she established Arnstad Accommodations, Inc., a hospitality company based in Portland, to undertake hotel projects in the Pacific Northwest. From 1992 through February 1997, she served as President of The Heathman Management Group, Inc., which owns and operates The Heathman Hotel and the B. Moloch/Heathman Bakery and Pub, both located in Portland, and The Greenwood Inn in Beaverton, Oregon. Ms. Arnstad formerly served as Vice Chairman of the Board of Directors of Preferred Hotels and Resorts Worldwide, and is on the governing boards of the Portland Oregon Sports Authority and the Northwest Business Committee for the Arts. In 1996, Ms. Arnstad was appointed Oregon Tourism Commissioner. She is a graduate of Wittenberg University.

---------------     THOMAS E. DEWEY, JR.
(Photo appears
here)               General Partner, McFarland Dewey & Co., New York, New York
---------------     Age: 65
                    Director since: 1986
                    Board Committees: Finance (Chairman), Audit

         Since 1989, Mr. Dewey has been a general partner in the investment banking firm of McFarland Dewey & Co., which provides clients with independent financial advice, including advice on corporate financial strategies and recapitalization proposals. He is also Chairman Emeritus of Lenox Hill Hospital, and formerly served as a member of the Board and as Vice Chairman of New York City Housing Development Corporation. Mr. Dewey is a graduate of Princeton University and the Harvard Business School.


---------------     RICHARD G. REITEN
(Photo appears
here)               President and Chief Executive Officer of the Company,
---------------     Portland
                    Age: 58
                    Director since: 1996
                    Board Committee: Executive

         Mr. Reiten joined the Company as President and Chief Operating Officer and was elected to the Board effective March 1, 1996. He was elected President and Chief Executive Officer effective January 1, 1997. From August 1992 through December 1995, Mr. Reiten served as President and Chief Operating Officer of Portland General Electric Company (PGE) after having served as President of PGE's parent company, Portland General Corporation (PGC), from January 1989 through 1992. He also served as a director of PGC from 1983 to 1987 and from 1990 to 1995 when he retired from PGE. He is a director of Regence BlueCross and BlueShield of Oregon, The Regence Group and Aegis Insurance Services. He serves on the boards of the American Gas Association and the Pacific Coast Gas Association. He is currently general chairman of the United Way campaign for Portland and is a past chairman of both the Portland Metropolitan Chamber of Commerce and the Association for Portland Progress. Mr. Reiten is a graduate of the University of Washington and of the executive and board of directors programs at the Stanford Business School.

---------------     BENJAMIN R. WHITELEY
(Photo appears
here)               Chairman and CEO, Retired, Standard Insurance Company, and
---------------     Lead Director of the Company,
                    Portland
                    Age:  68
                    Director since: 1989
                    Board Committees: Executive (Chairman), Organization and
                    Executive Compensation

         Mr. Whiteley was appointed Chairman of the Board and Chief Executive Officer of Standard Insurance Company effective January 1, 1993, after having served as President and Chief Executive Officer since 1983. He retired as Chief Executive Officer of Standard in August 1994 and as Chairman of the Board in April 1998. He is also a director of Standard Insurance Company, Gunderson, Inc., U. S. Bancorp, The Greenbrier Companies, and Willamette Industries, Inc. He has served as Lead Director of the Company's Board of Directors since September 1994. Mr. Whiteley has been active in numerous civic organizations and currently serves on the boards of Pacific University, the Oregon State University Foundation, the Oregon Business Council, the Oregon Health Sciences Foundation and the St. Vincent Medical Foundation. He is a graduate of Oregon State University, the University of Michigan, and the advanced management program at the Harvard Business School.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

         There are seven standing committees of the Board: the Audit, Retirement, Pension, Organization and Executive Compensation, Environmental Policy, Finance and Executive Committees.

         The Audit Committee is comprised of directors Arnstad, Dewey, Kuni, Pape and Tromley, each of whom is an outside director. The Committee approves the work program of the Company's internal audit staff and reviews the corporate audit and other internal accounting control matters with the independent certified public accountants elected by the shareholders. It reports regularly to the Board. The Committee held four meetings during 1997.

         The Retirement Committee and the Pension Committee oversee the administration of the Company's two defined benefit plans, its Retirement Plan for Non-Bargaining Unit Employees and its Retirement Plan for Bargaining Unit Employees. The Retirement Committee consists of directors Hamachek, Keller, Sangrey and Teppola. These directors, together with a representative chosen by the bargaining unit members, also constitute the Pension Committee. The two Committees met four times during 1997.

         The Organization and Executive Compensation Committee, which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director, reviews the performance of executive officers, considers executive compensation survey data in making recommendations to the Board relating to the Company's executive compensation program and benefit plans, and administers the 1985 Stock Option Plan. This Committee also makes recommendations to the Board on organization and executive succession matters. Three meetings of this Committee were held during 1997.

         The Environmental Policy Committee develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company's compliance with environmental regulations. The Committee is comprised of directors Arnstad, Pape, Sangrey and Teppola. This Committee held three meetings in 1997.

         The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to the Company's financing programs, financial policy matters and material regulatory issues. The Committee consists of directors Dewey, Kuni, Pape and Tromley. The Committee held three meetings in 1997.

         The Executive Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of the Company, except as otherwise may be provided by law. This Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. Shareholders' suggestions for director-nominees may be submitted to the Secretary of the Company for consideration by the Executive Committee. The Company's Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Secretary of the Company on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting. This Committee, which is comprised of directors Keller, Kuni, Reiten, Ridgley, Teppola and Whiteley, held two meetings during 1997.

         In 1994, the Board created the position of Lead Director and elected Mr. Whiteley to the position. The Lead Director consults with the Chairman of the Board and with the Chief Executive Officer on Board organization matters, including the selection of committee members and chairs. The Lead Director also chairs meetings of the Executive Committee and regularly scheduled meetings of outside directors, which are held at least twice each year, and coordinates the periodic evaluation by outside directors of the Board's performance.

         Directors who are not employees of the Company receive an annual retainer of $10,000, a fee of $1,000 for each Board meeting attended and a fee of $800 for each Committee meeting attended. In addition, a $3,000 annual retainer is paid to each Committee chair, except the chair of the Executive Committee/Lead Director who is paid $2,000 per month for his services in these capacities. Non-employee directors who also serve as directors of Canor Energy Ltd., a subsidiary of the Company, receive an additional fee of $700 for each board meeting of Canor Energy Ltd. attended and an annual retainer of $3,000. Non-employee directors who serve as directors of NNG Financial Corporation, also a subsidiary of the Company, also receive a fee of $250 for each Board meeting of NNG Financial Corporation attended.

         Under an agreement entered into in September 1994, Mr. Ridgley, formerly President and CEO of the Company, was paid $10,000 per month for his services as Chairman of the Board and consultant commencing March 1, 1997. Such payments will continue to be paid through February 1999 and would be paid to Mr. Ridgley's wife in the event of his death or disability prior to that time. The Company also provided Mr. Ridgley the continued use of a Company automobile and reimbursed him for the payment of certain business-related club dues and assessments.

         During 1997, there were seven meetings of the Company's Board, an aggregate of six meetings of the Boards of the above-mentioned subsidiaries, and a total of 19 committee meetings. No director attended fewer than 75 percent of the total meetings of the Board, subsidiary Boards, and committees on which he or she served, except Mr. Pape who was unable to attend a number of meetings due to an illness.

DIRECTORS DEFERRED COMPENSATION PLAN

         Directors may elect to defer the receipt of all or a part of their directors' fees under the Company's Directors Deferred Compensation Plan. At the director's election, deferred amounts may be credited to either a "cash account" or a Company "stock account." If deferred amounts are credited to stock accounts, such accounts are credited with a number of shares based on the purchase price of Common Stock on the next purchase date under the Company's Dividend Reinvestment and Stock Purchase Plan, and such accounts are credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited with interest quarterly at a rate equal to the annual rate of interest paid on 30-year U.S. Treasury securities plus three percentage points, subject to a six percent minimum rate. The rate is adjusted quarterly. Deferred balances in stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed ten years, or in a combination of lump sum and installments, at the election of the participant.

         The Company's obligations under the Plan are unfunded and benefits will be paid either from the general funds of the Company or from the Umbrella Trust for Directors which has been established for this Plan. With respect to the cash accounts, the Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of cash benefits from the Plan. This insurance is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, insurance policy proceeds paid to the Company will be at least equal to all the premium payments and cash benefits paid under the Plan. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions. In addition, the Company has contributed cash and Common Stock to the trustee of the Umbrella Trust such that the Umbrella Trust holds the number of shares of Common Stock equal to the number of shares credited to all directors' stock accounts. Shares so held will be used to fund the Company's obligation to pay out the stock accounts.

         The Company may from time to time transfer other assets to the trustee of the Umbrella Trust to hold in trust for the benefit of Plan participants. The Company's obligations under the Plan are not limited to trust assets, and Plan participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust's assets and the trustee's fees and expenses are paid by the Company.

         Upon the occurrence of certain events, such as a change in control of the Company, termination of the Plan or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust the amount by which the present value of all benefits payable under the Plan exceeds the value of the trust's assets.

NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

         Non-employee directors of the Company are awarded approximately $50,000 worth of the Company's Common Stock upon joining the Board pursuant to the Company's Non-Employee Directors Stock Compensation Plan. These initial awards vest in monthly installments over the five calendar years following the award. On January 1 of each year thereafter, non-employee directors are awarded an additional $10,000 of Common Stock which vests in monthly installments in the fifth year following the award (after the previous award has fully vested). All awards vest immediately upon a change in control of the Company. Unvested shares are forfeited if the recipient ceases to be a director. The shares awarded are purchased in the open market by the Company at the time of award. Directors may elect to defer unvested shares into their stock accounts under the Directors Deferred Compensation Plan. Certificates representing a director's vested shares are not delivered to the director until after the director leaves the Board.

TERMINATION OF DIRECTORS RETIREMENT BENEFIT

         In the past, directors who retired from the Board at the mandatory retirement age of 72 after serving at least 10 years on the Board, were paid an annual lifetime benefit equal to the annual retainer paid to active directors. Effective January 1, 1998, this benefit was terminated for all current directors, but will continue for directors who retired before that date. In lieu of this benefit, a buy-out amount was determined for each current director equal to the present value of the director's lifetime benefit using a 7% discount rate, certain actuarial mortality assumptions and other assumptions that included no change in the annual retainer and retirement from the Board at age
72. The amount determined in this manner for each current director was credited to a stock account under the Directors Deferred Compensation Plan, with the number of shares credited based on a current market price of the Company's Common Stock. If a director retires from the Board at age 72 with 10 years of service or if there is an earlier change in control of the Company, the Company is obligated to deliver to the director the number of shares credited to the account, plus an additional number of shares based on reinvested dividends credited to the account over time. Concurrently with the creation of the stock accounts, the Company contributed to the Umbrella Trust for Directors shares of the Company's Common Stock with a market value equal to the aggregate of the buy-out amounts for all directors. Such stock is held in the Umbrella Trust and will be used to fund the Company's obligation to pay out the stock accounts. The number of shares of Common Stock credited to the stock account of each current director was: Mary Arnstad, 479; Thomas E. Dewey, Jr., 1,544; Tod R. Hamachek, 592; Richard B. Keller, 2,138; Wayne D. Kuni, 1,811; Randall C. Pape, 447; Richard G. Reiten, 981; Robert L. Ridgley, 1,428; Dwight A. Sangrey, 911; Melody
C. Teppola, 733; Russell F. Tromley, 911; and Benjamin R. Whiteley, 1,966.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers during 1997. Based solely upon a review of the copies of such reports furnished to it and written representations that no other such reports were required, the Company believes that during 1997 all directors and executive officers, other than Vice President Diana J. Johnston, timely filed all such required reports. Ms. Johnston filed a late report for the year 1997 relating to the exercise of an option on 500 shares of Company stock in March 1997.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of February 28, 1998 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 14 and all directors and executive officers as a group.

                                                     PERCENT OF OUTSTANDING
NAME OF BENEFICIAL OWNER        NUMBER OF SHARES(1)       COMMON STOCK
------------------------        ----------------      ---------------------
Mary Arnstad                        3,498       (2)              *
Bruce R. DeBolt                    21,615       (3)              *
Thomas E. Dewey, Jr.                5,279       (4)              *
Dwayne L. Foley                    26,840       (5)              *
Tod R. Hamachek                     5,055       (6)              *
Richard B. Keller                  18,124       (7)              *
Wayne D. Kuni                       9,758       (8)              *
Michael S. McCoy                   24,155       (9)              *
Randall C. Pape                     3,320      (10)              *
Richard G. Reiten                  69,792      (11)              *
Robert L. Ridgley                  29,966      (12)              *
Bruce B. Samson                    19,915      (13)              *
Dwight A. Sangrey                   3,909      (14)              *
Melody C. Teppola                   5,285      (15)              *
Russell F. Tromley                  6,436      (16)              *
Benjamin R. Whiteley                7,243      (17)              *

All directors and officers        309,371      (18)            1.3
as a group (22 in number)

* The total for each individual is less than 1.0 percent and the total for all directors and executive officers as a group is 1.3 percent of the shares of Common Stock outstanding.

 (1) Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

 (2) Includes 1, 749 shares subject to forfeiture under the Non-Employee Directors Stock Compensation Plan (NEDSCP) and 863 shares credited to a stock account under the Directors Deferred Compensation Plan (DDCP).

 (3) Includes 2,916 shares held jointly with wife and 7,991 shares which Mr. DeBolt has the right to acquire within 60 days through the exercise of options under the 1985 Stock Option Plan (1985 SOP).

 (4) Includes 1,696 shares subject to forfeiture under the NEDSCP and 1,962 shares credited to a stock account under the DDCP.

 (5) Consists of 11,465 shares held jointly with wife and 15,375 shares which Mr. Foley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

 (6) Includes 1,696 shares subject to forfeiture under the NEDSCP and 1,146 shares credited to a stock account under the DDCP.

 (7) Includes 1,156 shares subject to forfeiture under the NEDSCP, 9,000 shares held by Keller Enterprises, and 2,562 shares credited to a stock account under the DDCP.

 (8) Includes 1,696 shares subject to forfeiture under the NEDSCP, 4,383 shares held in trust, and 2,350 shares credited to a stock account under the DDCP.

 (9) Consists of 9,530 shares held jointly with wife and 14,625 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(10) Includes 1,821 shares subject to forfeiture under the NEDSCP and 543 shares credited to a stock account under the DDCP.

(11) Includes 12,078 shares held indirectly by Mr. Reiten under the Retirement K Savings Plan (RKSP) at December 31, 1997, 52,500 shares which Mr. Reiten has the right to acquire within 60 days through the exercise of options under the 1985 SOP, and 992 shares credited to a stock account under the DDCP.

(12) Includes 1,836 shares subject to forfeiture under the NEDSCP and 1,836 shares credited to a stock account under the DDCP.

(13) Consists of 7,205 shares held jointly with wife, 3,128 shares held indirectly by Mr. Samson under the RKSP at December 31, 1997 and 9,582 shares which Mr. Samson has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(14) Includes 1,749 shares subject to forfeiture under the NEDSCP and 1,288 shares credited to a stock account under the DDCP.

(15) Includes 1,696 shares subject to forfeiture under the NEDSCP, 1,930 shares held in trust, and 1,142 shares credited to a stock account under the DDCP.

(16) Includes 1,696 shares subject to forfeiture under the NEDSCP and 1,322 shares credited to a stock account under the DDCP.

(17) Includes 1,556 shares subject to forfeiture under the NEDSCP and 2,495 shares credited to a stock account under the DDCP.

(18) Includes 49,174 shares of which 15,149 shares are held jointly with spouses, 4,668 shares held indirectly under the RKSP at December 31, 1997, and 26,288 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the 1985 SOP.



                             EXECUTIVE COMPENSATION

         Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 1997, 1996 and 1995, of those persons who were, during 1997 and at December 31, 1997 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Executive Officers):


                           SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                           ANNUAL COMPENSATION             COMPENSATION
                                     ---------------------------------     ------------
                                                              OTHER         SECURITIES
   NAME AND PRINCIPAL                                         ANNUAL        UNDERLYING      ALL OTHER
        POSITION            YEAR     SALARY       BONUS    COMPENSATION(1)   OPTIONS(2)    COMPENSATION(3)
-------------------------   ----     ------       -----    ------------     -----------    ------------

Richard G. Reiten           1997    $367,500    $115,200    $     0                 0       $ 14,188
President and Chief         1996     275,000     181,900     10,716            52,500        110,500
  Executive Officer         1995           0           0          0                 0              0
  (became an officer on
  3/1/96)

Bruce R. DeBolt             1997     194,500      53,300          0                 0          8,608
  Senior Vice President     1996     187,950      75,900          0             7,500          7,887
  and Chief Financial       1995     181,900      56,400          0                 0          7,203
  Officer

Dwayne L. Foley             1997     188,084      47,200          0                 0          4,468
  Senior Vice President     1996     184,617      70,700          0             7,500          4,051
                            1995     181,900      52,600          0                 0          4,076

Michael S. McCoy            1997     174,254      51,700          0                 0          4,236
  Senior Vice President     1996     169,020      68,000          0             7,500          4,107
                            1995     160,917      53,400          0                 0          4,323

Bruce B. Samson             1997     174,254      51,700          0                 0          6,685
  Senior Vice President     1996     169,186      67,000          0             7,500          6,384
  and General Counsel       1995     164,017      52,500          0                 0          5,641
  (retired 3/1/98)


(1) The amount shown for Mr. Reiten for 1996 represents the amount paid to him by the Company, pursuant to the Employment Agreement between the Company and Mr. Reiten dated November 2, 1995, to reimburse him for the payment of certain federal and state income taxes.

(2) The numbers of options shown have been adjusted to reflect the three-for-two split of the Company's Common Stock, effective September 6, 1996.

(3) Amounts for the year 1997 include Company matching amounts contributed or accrued for the year 1997 for the Named Executive Officers under the Company's Executive Deferred Compensation Plan ( $10,988 for Mr. Reiten, $5,408 for Mr. DeBolt, $4,468 for Mr. Foley, $4,236 for Mr. McCoy and $3,485 for Mr. Samson) and its Retirement K Savings Plan ($3,200 each for Messrs. Reiten, DeBolt and Samson, and $0 each for Messrs. Foley and McCoy).


                        OPTION GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the Named Executive Officers during 1997.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

         Shown below is information with respect to options to purchase shares of the Company's Common Stock exercised in 1997 and unexercised options granted under the 1985 Stock Option Plan to the Named Executive Officers and held by them at December 31, 1997.

                                                  NO. OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT              IN-THE-MONEY OPTIONS
                    NO. OF SHARES                      DECEMBER 31, 1997                AT DECEMBER 31, 1997
                    ACQUIRED ON      VALUE      --------------------------------    ----------------------------
NAME                  EXERCISE     REALIZED     EXERCISABLE(1)   UNEXERCISABLE(2)   EXERCISABLE(3) UNEXERCISABLE(2)
----                ------------   --------     -----------      -------------      -----------    -------------
Richard G. Reiten           0       $     0        52,500               0             $529,200           0
Bruce R. DeBolt         9,605        65,571         7,991               0               79,037           0
Dwayne L. Foley             0             0        20,247               0              200,931           0
Michael S. McCoy        1,198        10,674        14,625               0              125,475           0
Bruce B. Samson         7,009        95,950         9,582               0               90,174           0

(1) As adjusted to reflect the three-for-two split of the Company's Common Stock, effective September 6, 1996.

(2) Unexercisable options are those options which cannot be exercised due to the restriction that options are not exercisable during the first year following the date they are granted.

(3) Represents the difference between the option exercise prices and the closing price of $31.00 for the Company's Common Stock as quoted on the Nasdaq Stock Market on December 31, 1997 times the number of options.



         REPORT OF THE ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE
                                       ON
                        EXECUTIVE MANAGEMENT COMPENSATION


EXECUTIVE COMPENSATION PRINCIPLES

         The Company's executive compensation program is administered by the Organization and Executive Compensation Committee of the Board of Directors (the Committee) which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director. The program is designed to attract, motivate and retain talented executives critical to the achievement of the Company's long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

         - Tieing a portion of each executive's total compensation to the achievement of previously-established annual performance goals.

         - Aligning executives' long-term interests with those of the Company's shareholders by encouraging ownership of the Company's Common Stock.

         - Providing total compensation, including base salary and incentive compensation, which is competitive with that of other utilities and service and industrial companies of comparable size and circumstances.

         In establishing executive compensation levels, the Committee also takes into consideration reductions in the total number of executive officers and reassignments of the responsibilities of officers who have retired. Through these actions, the number of officers has been reduced by four, from a high of 14 to the present 10 executive officers, producing a flatter, more efficient executive structure.

EXECUTIVE COMPENSATION COMPONENTS

         There are three primary components of the Company's executive compensation program - annual base salary, annual incentive cash bonuses and long-term stock options.

BASE SALARIES

         Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on market salary analyses prepared by the Company's independent compensation consultant. This same methodology is used for all non-bargaining unit employees. These analyses include salary data for comparable executive positions of electric and gas utilities as well as service and industrial companies of approximately the same size in terms of total revenues located throughout the United States. The gas utility portion of the analysis includes data from the American Gas Association executive compensation survey, which includes substantially the same companies that comprise the EdwardJones Natural Gas Distribution Index appearing on the performance graph (page 20). The Committee uses this information as a guide to establish base salaries that are competitive with those paid to executives in similar positions in comparable companies. Generally, it is the Committee's policy to target executives' base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant's analyses. Each executive's targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such executive's performance and potential, as well as changes in duties and responsibilities. Executives' salaries are reviewed by the Committee annually.

EXECUTIVE ANNUAL INCENTIVE PLAN

         The Company's Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved, when added to base salaries, are intended to place the Company's executives' compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant's analyses.

         Participation in the Plan currently is limited to 10 executive officers designated by the Board. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals.

         At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals. The results are considered by the Committee in determining the amounts, if any, to be awarded.

         The amounts of these awards are based on a formula which reflects an allocation between Company and individual performance criteria. The allocation depends upon each executive's ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 20% to 40% of base salary if the prescribed Company and individual performance goals are met, or up to 30% to 60% of base salary if these goals are exceeded.

         Performance goals established for 1997 focused on strengthening the Company's financial position. These included the achievement of: (1) net income in an amount which the Committee determined would demonstrate above average performance; (2) a weighted average ranking for return on equity over a two-year period which would exceed a base level among a peer group of other gas utilities; and (3) several operating goals related to return on new residential customers, customer satisfaction improvement, market share and productivity in serving customers. In combination, these goals measured the Company's performance in terms of its overall profitability, its financial performance, the reduction of costs and the achievement of greater efficiency. In determining the awards, the Committee used a performance matrix which accorded 50% to net income and 25% to each of the other two goals. The grant of any award for 1997 was conditioned upon the Company's 1997 net income exceeding a percentage of the target designated in advance by the Board and being sufficient to cover the payment of all dividends.

1985 STOCK OPTION PLAN

         The long-term component of the Company's executive compensation program consists of the 1985 Stock Option Plan. Stock options enable executives to benefit from increases in the price of the Company's Common Stock, thereby aligning their interests with those of the other common shareholders.

         The Company has not made grants under the Plan on an annual basis and no options were granted to the Named Executive Officers in 1997. When grants are made, the number of options granted is not based upon a predetermined formula, but rather upon the Committee's judgment as to how many options will provide meaningful incentives to executives. The number of options to be granted is based on a consideration of factors that include the number of shares available for grant under the Plan, the number of options previously granted, and the number of shares then owned by each Named Executive Officer in relation to a targeted objective for stock ownership by executives.

CEO COMPENSATION

         Compensation paid to Richard G. Reiten for the year 1997, as President and Chief Executive Officer, consisted of his base salary and an incentive bonus. Mr. Reiten's compensation reflects a 13.6% increase in base salary, effective March 1, 1997, which was deemed by the Committee and the Board to be appropriate to reflect the additional responsibilities assumed by Mr. Reiten on his appointment as CEO effective January 1, 1997 and to maintain the competitiveness of his base salary. His compensation also reflects a cash bonus of $115,200 under the Executive Annual Incentive Plan. The award of the bonus for 1997, which is equal to 30.7% of Mr. Reiten's 1997 base salary, was based on the Committee's evaluation of Mr. Reiten's performance in relation to the achievement of the 1997 financial goals and the partial achievement of the operating goals described above. For 1997, the Company reported earnings of $1.78 per share, the second highest in the Company's history, and net income applicable to common stock of $40.4 million. These 1997 results exceeded the financial performance goals established for the year. For 1997, the Company's return on equity of 11.3% ranked 19th among 30 comparable companies. Combined with the return on equity in 1996, the Company's weighted two-year ranking for return on equity was 17th within this group. The Committee determined that the achievements made with respect to these performance goals, together with the partial achievement of the operating goals discussed above, warranted the bonus awarded to Mr. Reiten for 1997.

DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986 (the Code) limits to $1 million per person the amount that the Company may deduct for compensation paid in any year to any of its five highest-paid executive officers. Certain exceptions to this limitation apply to so-called "performance-based compensation." The Company does not expect the sum of the base salary, annual cash incentive bonus and other relevant compensation paid to any executive officer to exceed $1 million in any year. In the event that in the future the Company determines that an executive's annual compensation may approach or exceed this limitation, it will consider the use of this exception to the limitation under Code Section 162(m) as it has in the case of stock options as described below.

         It is the Company's policy generally to grant options that meet the requirements of Internal Revenue Service regulations so that any such compensation recognized by an optionee will be fully deductible. In May 1995, the shareholders approved an amendment to the 1985 Stock Option Plan to comply with the requirements of Code Section 162(m) so that compensation received on the exercise of options granted under this Plan would not be subject to the $1 million limitation. In February 1996, the Committee determined that option grants would henceforth generally be Non-Statutory Stock Options for which the Company will receive a tax deduction upon exercise.

                                           Tod R. Hamachek, Chair
                                           Richard B. Keller
                                           Wayne D. Kuni
                                           Benjamin R. Whiteley

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Index (S&P 600), the S&P Composite - 500 Stock Index (S&P 500) and the EdwardJones Natural Gas Distribution Index (NGDI) for the period of five years commencing December 31, 1992 and ended December 31, 1997. In future proxy statements, the S&P 600 (which includes the Company) will be used in place of the S&P 500 because the S&P 600 consists of companies that are generally comparable in size of market capitalization to the Company, and therefore provides a more appropriate basis of comparison than does the S&P 500.


                       COMPARISON OF FIVE YEAR CUMULATIVE
                                 TOTAL RETURN*
                      (Based on $100 invested on 12/31/92)

(Performance line graph depicting five-year cumulative total return information for the Company, EdwardJones NGDI**, S&P 500 and S&P Small Cap 600 based on $100 invested on December 31, 1992. Data points for the Company, the EdwardJones
NGDI**, S&P 500 and S&P Small Cap 600 are shown below.)


                           1992      1993     1994      1995      1996      1997
                           ----      ----     ----      ----      ----      ----
        NW NATURAL       $100.00   $126.60   $115.08   $136.14   $156.42   $211.95
EdwardJones NGDI**       $100.00   $118.20   $106.26   $139.84   $156.06   $202.72
           S&P 500       $100.00   $110.03   $111.53   $153.29   $188.39   $251.18
 S&P Small Cap 600       $100.00   $118.76   $113.11   $146.94   $178.21   $223.76

 * Total return assumes reinvestment of dividends at the end of the month during which they were paid.

** EdwardJones Natural Gas Distribution Index is comprised of the following companies:
     AGL Resources Inc., Atmos Energy Corp., Bay State Gas, Berkshire Gas Co., Cascade Natural Gas Corp., Colonial Gas Co., Connecticut Energy Corp., Corning Natural Gas Corp., CTG Resources Inc., Delta Natural Gas Co. Inc., Energy West Inc., EnergyNorth Inc., Essex County Gas Co., Fall River Gas Co., Indiana Energy Inc., Keyspan Energy Corp., Laclede Gas Co., Mobile Gas Service Corp., New Jersey Resources, North Carolina Natural Gas, Northwest Natural Gas Co., NUI Corp., Pacific Enterprises, Pennsylvania Enterprises Inc., Peoples Energy Corp., Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of N.C., Roanoke Gas Co., South Jersey Industries, Southern Union Co., Washington Gas Light Co., Yankee Energy Systems Inc.


RETIREMENT PLANS

         The following table shows the estimated annual retirement benefit payable as a straight life annuity (net of Social Security offset) for participants (consisting of all executive officers) in the Company's Executive Supplemental Retirement Income Plan (ESRIP) from all Company defined benefit plans: the qualified Retirement Plan for Non-Bargaining Unit Employees, the Executive Deferred Compensation Plan supplemental benefit and the ESRIP. Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.

                               PENSION PLAN TABLE

                                       Years of Service
              ---------     ---------      ---------      --------     ---------
Compensation       15            20            25             30           35
------------  ---------     ---------      ---------      --------     ---------
$ 150,000     $  81,400     $  81,400      $  88,900      $ 88,900     $  88,900
  200,000       113,900       113,900        123,900       123,900       123,900
  225,000       130,100       130,100        141,400       141,400       141,400
  250,000       146,400       146,400        158,900       158,900       158,900
  300,000       178,900       178,900        193,900       193,900       193,900
  350,000       211,400       211,400        228,900       228,900       228,900
  400,000       243,900       243,900        263,900       263,900       263,900
  450,000       276,400       276,400        298,900       298,900       298,900
  500,000       308,900       308,900        333,900       333,900       333,900
  550,000       341,400       341,400        368,900       368,900       368,900
  600,000       373,900       373,900        403,900       403,900       403,900
  650,000       406,400       406,400        438,900       438,900       438,900

         For purposes of the ESRIP, "compensation" consists of the annual salary of the plan participant last approved by the Organization and Executive Compensation Committee of the Board of Directors and being paid by the Company at the date of retirement plus the average of the last three bonus awards (if any) paid prior to retirement.

         The credited years of service under the ESRIP for Messrs. Reiten, DeBolt, Foley, McCoy and Samson are 10 years, 18 years, 30 years, 28 years and 15 years, respectively. For purposes of the ESRIP, Messrs. Reiten and Samson were granted an additional 8 years and 7 years, respectively, of past service credit which are included in years of service shown.

Item 2 - Election of Auditors

         The Audit Committee of the Board of Directors has recommended that Price Waterhouse LLP, independent certified public accountants, be retained as independent auditors of the Company for the year 1998, and that this firm be elected by the shareholders at the Annual Meeting. A representative of Price Waterhouse LLP will be present at the Annual Meeting of Shareholders and will be provided with the opportunity to make a statement and to respond to appropriate questions. In case Price Waterhouse LLP is not elected, the Board of Directors will select another independent certified public accounting firm to serve as independent auditors of the Company.

         The Board of Directors recommends that the shareholders vote FOR the election of Price Waterhouse LLP as independent auditors for the year 1998.

                                  OTHER MATTERS

         The management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Executive Severance Agreements

         The Board of Directors has approved the Company's entry into severance agreements with each executive officer of the Company, including all of the Named Executive Officers other than Mr. Reiten. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change of control of the Company, of an amount equal to the maximum amount payable without causing any portion to constitute a "parachute payment" subject to excise tax. This amount will generally equal three times the employee's average taxable compensation over the prior five years. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All of the executive officers have executed the severance agreements.

Employment Agreements

         On November 2, 1995, the Company entered into an employment agreement with Mr. Reiten for a term extending until February 28, 2003.
Under this agreement, the Company recognized eight years of past service for purposes of the ESRIP. Accordingly, Mr. Reiten is treated under the ESRIP as if he had commenced employment with the Company on February 28, 1988 and will be vested and eligible for supplemental retirement benefits upon retirement on or after February 28, 2003. The agreement also provides that Mr. Reiten will be vested in the ESRIP with 15 years of service credit if he dies or becomes disabled, and that Mr. Reiten will be vested in ESRIP with at least 15 years of service credit and no reduction in benefits based on early retirement if he is terminated other than for cause or he becomes entitled to the severance payment described in the next sentence. If a change in control of the Company occurs and Mr. Reiten subsequently resigns as a result of a change in his duties or compensation, the agreement provides that he will receive a severance payment equal to 2.99 times his average taxable compensation over the prior five years, reduced by the value of any other benefits he receives such as ESRIP acceleration that constitute "parachute payments" subject to excise tax.

         Under an agreement with Mr. Samson dated November 27, 1989, the Company agreed to recognize seven years of past service for purposes of the ESRIP.
Mr. Samson retired on March 1, 1998 with eligibility for benefits under this Plan determined as if he had commenced employment with the Company on March 1, 1983.

                       1999 ANNUAL MEETING OF SHAREHOLDERS

         The 1999 Annual Meeting of Shareholders is scheduled to be held in Portland on Thursday, May 27, 1999. Specific proposals of common shareholders intended to be presented at this meeting must comply with the requirements of the Securities Exchange Act of 1934 and be received by the Secretary of the Company for inclusion in its 1999 proxy materials by December 18, 1998.

                                     GENERAL

         Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Beacon Hill Partners Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $2,000 plus reasonable out-of-pocket expenses.

If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy so that the business of the meeting can be transacted.

                                        By Order of the Board of Directors,



Portland, Oregon                        C. J. Rue
April 17, 1998                          Secretary


NW NATURAL
220 N.W. SECOND AVENUE o PORTLAND, OR 97209-3991

April 17, 1998





Dear Shareholder:

We cordially invite you to attend the 1998 Annual Meeting of Shareholders of Northwest Natural Gas Company (the Company), which will be held in the Lloyd Center Ballroom of the DoubleTree Hotel Lloyd Center (formerly The Red Lion
Inn), 1000 N.E. Multnomah Street, Portland, Oregon, on Thursday, May 28, 1998, commencing at 2:00 p.m. Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to be with us.

At the meeting you will be asked to consider and vote upon (1) the election of four directors and (2) the election of independent auditors. Your Board of Directors unanimously recommends that you vote FOR proposals 1 and 2.

WHETHER  OR NOT YOU  EXPECT TO  ATTEND,  TO ASSURE  YOUR  REPRESENTATION  AT THE
MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

Sincerely,



Robert L. Ridgley
Chairman of the Board

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PROXY FORM                   NW NATURAL                             PROXY FORM
-------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owner should sign.


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ITEM 1.  Election of Directors:  Class II Nominees:  Tod R. Hamachek, Wayne D.
Kuni, Melody C. Teppola, Russell F. Tromley

VOTE FOR     (  )                  VOTE WITHHELD       (  )

all nominees listed above          (INSTRUCTIONS: To withhold authority to vote
(except as marked to the           for any individual nominee write that
contrary to the right)             nominee's name in the space provided below.)

                                   ---------------------------------------------


                                                   FOR      AGAINST     ABSTAIN
ITEM 2.  Election of Price Waterhouse              (  )       (  )        (  )
         LLP as Auditors for 1998.

Please mark this box if you have any comments or changes to names
or addresses.                                                         (  )

Please mark this box if you plan to attend the Annual Meeting.        (  )
--------------------------------------------------------------------------------

                      PLEASE MARK ALL CHOICES LIKE THIS (X)

SIGNATURE _________________________________ DATE _____________
SIGNATURE _________________________________ DATE _____________



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PROXY FORM                      NW NATURAL                         PROXY FORM
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       PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT
DELAY IN THE ENCLOSED ENVELOPE.

                          NORTHWEST NATURAL GAS COMPANY
                  PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The  undersigned  hereby  appoints Wayne D. Kuni,  Richard G. Reiten and Robert
L. Ridgley and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 28, 1998, and at all adjournments thereof,
(i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all other matters which properly may be brought before such meeting or any adjournment thereof.

The Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan hereby is instructed to execute a proxy with identical instructions to vote those shares of the undersigned, if any, held under the Plan.

THE COMPANY WILL PROVIDE REASONABLE ACCOMMODATION FOR A DISABILITY. IF YOU NEED AN ACCOMMODATION, PLEASE CONTACT THE COMPANY AT (503) 226-4211 EXT. 3411 AT LEAST 72 HOURS BEFORE THE MEETING.